Exhibit 10.3

QVM OAKMONT SERVICES LLC LETTER AGREEMENT

As of April 27, 2005

Oakmont Acquisition Corp.

33 Bloomfield Hills Parkway, Suite 240

Bloomfield Hills, MI 48304

Morgan Joseph & Co. Inc.

600 Fifth Avenue, 19th Floor

New York, New York 10020

Re: Initial Public Offering

Gentlemen:

QVM Oakmont Services LLC, (“LLC”) a stockholder of Oakmont Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the LLC will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. The LLC will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the LLC and an escrow agent acceptable to the Company.

3. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the LLC will take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable. The LLC hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund (as defined in the Letter of Intent) with respect to the LLC’s Insider Shares and waives any Claim the LLC may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

4. The LLC acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Morgan Joseph that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the LLC, or any member, officer, director, employee or any affiliate of the LLC, will be entitled to receive or accept a finder’s fee or any other compensation in the event the LLC, or any member, officer, director, employee or any affiliate thereof originates a Business Combination.

6. The LLC’s Questionnaire furnished to the Company and annexed as Exhibit A hereto is true and accurate in all respects. The LLC represents and warrants that the members of the LLC are: not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; have never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and have never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. The LLC has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

8. Neither the LLC, or any member, officer, director, employee or any affiliate of the LLC will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the LLC shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) ”IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

QVM OAKMONT SERVICES LLC

By:	/s/ Michael C. Azar
Signature

Title:	Co-Manager

Michael C. Azar
Print Name of Insider Representative